Exhibit 10.8

SHOPPING CENTER LEASE AGREEMENT

THE STATE OF TEXAS     §

COUNTY OF JEFFERSON §

This Lease Agreement is made and entered into this the 20th day of March 2009, by and between Oaks Shopping Center Venture, LP – a Texas limited partnership, hereinafter called Owner, and Third Coast Bank, SSB, hereinafter called Tenant.

In consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, Owner does hereby demise and lease to Tenant, and Tenant does hereby lease from Owner, the premises at The Oaks Shopping Center, 229 Dowlen Road, Suite C, Beaumont, Jefferson County, Texas further described in Exhibit A attached hereto and hereinafter called the “Leased Premises”, and being part of the Shopping Center situated on the property described in Exhibit B attached hereto (“Shopping Center” shall refer only to the property described in the attached Exhibit B together with such additions and other changes as Owner from time to time may expressly designate as included within the Shopping Center), under the terms and conditions hereinafter contained, on a “net-net-net lease” basis, with Tenant obligated to pay all rentals, plus insurance, taxes, and maintenance, as hereinafter provided.

ARTICLE 1. TERM

Term of Lease

1.01 The term of this Lease shall be five (5) years commencing on the earlier to occur of (i) the date that Tenant opens for business or (ii) June 1, 2009, and ending on sixty (60) full months thereafter, unless sooner terminated as herein provided.

Prorated Rent for Partial Month

1.02 In the event said commencement falls on a day other than the first day of a month, then the Tenant shall pay a prorated rent for said partial month and the term of the Lease shall be adjusted to run from the first day of the following month.

Lease Year Defined

1.03 The term “lease year,” as used herein, shall mean a period of twelve (12) consecutive full calendar months beginning on the commencement date if said day is the first day of a month, or beginning on the first day of the following month if the commencement date is other than the first day of a month. Each succeeding lease year shall commence on the anniversary date of the first lease year.

ARTICLE 2. RENT

Guaranteed Minimum Rent

2.01 (a) Tenant agrees to pay to Owner without any prior demand therefor and without any deduction or set off whatsoever, and as a Guaranteed Minimum Rent, the sum Four thousand six hundred sixty-six dollars and 67/00 ($4,666.67) in advance on the first day of each calendar month of each lease year. If the term shall commence on a day other than the first day of a calendar month, then Tenant shall pay, on the commencement date of the term, a pro rata portion of the Guaranteed Minimum Rent described above, prorated on a per diem basis with respect to such fractional calendar month.

(b) In addition, the Guaranteed Minimum Rent as set forth in 2.01(a) above shall be subject to being increased by the percentage of increase, if any, in the Consumer Price Index - U.S. Average - All Items, as published by the United States Department of Labor’s Bureau of Labor

Statistics. The base period, for purposes of such adjustment, shall be September of the year in which this Lease is executed. Each September following the commencement of rentals shall then be used for comparison purposes with any adjustment in Guaranteed Minimum Rent to be effective as of the next succeeding January 1. In no event shall the Guaranteed Minimum Rent be less than the sum or sums as specified in (a) above. Should the aforementioned index be discontinued, the parties shall select another similar index which reflects consumer prices and if the parties cannot agree on another index it shall be selected by binding arbitration. (By way of illustration only, if the September figure in which this Lease is executed is 120 and the September figure following commencement of rentals is 125 then the Guaranteed Minimum Rent for the ensuing calendar year shall be increased by 4.17%).

2.02 This section is intentionally left blank.

ARTICLE 3. USE AND CARE OF LEASED PREMISES

3.01 Tenant shall operate the Leased Premises for the use and purposes for which it is let, to-wit: bank, under the trade name: Third Coast Bank, SSB, continuously during the term of this Agreement and shall not use or permit the Leased Premises to be used for any other reason or under any other name without the prior written consent of Owner. Tenant shall not at any time leave the Leased Premises vacant, but shall in good faith continuously throughout the term of the Lease conduct and carry on in the entire Leased Premises the type of business for which the Leased Premises are leased. Tenant shall keep the Leased Premises reasonably stocked with merchandise, and reasonably staffed to serve the patrons thereof, comparable to stores doing a similar business in the trade area of the Leased Premises. Tenant is not required to operate its business on Saturdays, Sundays or legal holidays, nor during any time when such operations must be suspended because of casualty loss to the building, strike, insurrection, or other cause beyond the control of Tenant.

In the event of breach by the Tenant of any of the conditions in this Article 3.01 herein contained, Owner shall have, in addition to all remedies herein provided, the right at its option to collect not only the Guaranteed Minimum Rent herein provided, but additional rent at the rate of one-thirtieth (1/30) of the Guaranteed Minimum Rent herein provided for each and every day that the Tenant shall fail to conduct its business as herein provided; said additional rent shall be deemed to be in lien of any percentage rent that might have been earned during such period of the Tenant’s failure to conduct its business as herein provided.

3.02 Tenant will comply, and will cause its employees, agents, and invitees to comply with all applicable laws and ordinances, and with all rules and regulations of governmental agencies. Tenant shall procure at its sole expense any permits and licenses required for the transaction of business in the Leased Premises.

3.03 Tenant shall not do or permit anything to be done in or about the Leased Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Shopping Center or any of its contents, or cause a cancellation of any insurance policy covering said Shopping Center or any part thereof or any of its contents.

3.04 Tenant shall take good care of the Leased Premises and shall keep the same free from waste at all times. Tenant shall keep the Leased Premises and sidewalks, service-ways, and loading areas adjacent to the Leased Premises neat, clean, and free from dirt, rubbish, insects, and pests at all times, and shall store all trash and garbage within the Leased Premises, arranging for the regular pickup of such trash and garbage at Tenant’s expense. Tenant will store all trash and garbage within the area designated by Owner for such trash pickup and removal and only in receptacles of the size, design, and color form time to time prescribed by Owner. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be only in the manner and areas from time to time prescribed by Owner. Owner may, at its sole option, arrange for the collection of all trash and garbage and, should Owner exercise such election, Tenant’s proportionate share of the cost thereof will be part of its Common Area Maintenance charge. Tenant shall not operate an incinerator or burn trash or garbage within the Shopping Center.

3.05 Tenant shall not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Shopping Center or injure or annoy them or use or allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Leased Premises. Tenant shall not commit or allow to be committed any waste in or upon the Leased Premises. Tenant shall not do anything that would tend to injure the reputation of the Shopping Center.

3.06 Tenant will not conduct any auction or bankruptcy or fire or “lost our lease” or “going out of business” or similar sale or operate within the Leased Premises a “wholesale” or “factory outlet” store, a cooperative store, a “second hand” store, a “surplus” store, or a store commonly refereed to as a “discount house”. Tenant shall not advertise its products or services at “discount”, “cut price”, or “cut-rate” prices

3.07 Tenant may not display or sell merchandise or allow grocery carts or other similar devices within the control of Tenant to be stored or to remain outside the defined exterior walls and permanent doorways of the Leased Premises. Tenant further agrees not to permit any objectable or unpleasant odors to emanate from the Leased Premises nor place or permit any exterior lighting, awning, antenna, amplifiers or similar devices or use in or about the Leased Premises any advertising medium which may be heard or seen outside the Leased Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts.

3.08 Tenant shall include the name and address of the Shopping Center and identity of its business activities in the Leased Premises in all advertisements made by Tenant in which the address and identity of any similar local business activity of Tenant is mentioned.

ARTICLE 4. COMMON AREAS

4.01 The “Common Area” is the part of the Shopping Center designated by Owner from time to time for the common use of all tenants, including among other facilities, parking areas, sidewalks, landscaping, curbs, loading areas, private streets and alleys, lighting facilities, hallways, malls, restrooms, and other areas and improvements provided by Owner for the common use of all tenants, all of which shall be subject to Owner’s sole management and control and shall be operated and maintained in such manner as Owner, in its discretion, shall determine. Owner reserves the right to change from time to time the size, dimensions, and location of the Common Area, as well as the size, dimensions, location, identity, and type of any buildings that are a part of the Shopping Center, and to construct additional buildings or additional stories on existing buildings, or other improvements in the Shopping Center, and to eliminate buildings that are currently part of the Shopping Center. Tenant and its employees, customers, subtenants, licensees, and concessionaires shall have the non-exclusive right and license to use the Common Area as constituted from time to time, such use to be in common with Owner, other tenants of the Shopping Center, and other persons permitted by Owner to use the same, and subject to such rules and regulations governing use as Owner may from time to time prescribe, including but not limited to, specific areas within the Shopping Center or in proximity thereto in which automobiles owned by Tenant, its employees, customers, subtenants, licensees, and concessionaires shall be parked. Owner shall have at all times the right to change such rules and regulations or to promulgate other rules and regulations in such manner as may be deemed advisable for safety, care of cleanliness of the Shopping Center and for preservation of good order therein, all of such rules and regulations, changes and amendments will be forwarded to Tenant and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors, and invitees of Tenant. Owner may close any part of the Common Area as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

4.02 Nothing in this Article shall or elsewhere in this Lease shall be construed as constituting the Common Area, or any part thereof, as any part of the Leased Premises.

ARTICLE 5. ADDITIONAL RENT

5.01 In addition to and separate from the Guaranteed Minimum Rent and Percentage Rent, Tenant shall pay to Owner as additional rent a “Common Area Maintenance, Tax, and Insurance Payment”, (as such quoted terms are hereinafter defined). The Common Area Maintenance, Tax, and Insurance Payment may sometimes also be referred to as “Additional Rent”. For purposes of this Lease, the following terms shall have the hereinafter indicated meaning:

A.    The phrase “Common Area Operating Costs” shall mean, for each calendar year (or portion thereof) during the term of this Lease, the aggregate of all costs, expenses and liabilities of every kind or nature paid or incurred by Owner (to the extent that Owner, in its good faith and judgment, regards it as reasonably necessary or appropriate to provide the services and materials hereafter referred to and to pay and incur the costs, expenses and liabilities hereafter referred to) in connection with: sweeping, cleaning, removing debris from, maintaining, restriping and repairing the Common Area; lighting the Common Area (including replacement of bulbs and ballasts, and painting, repairing, replacing and maintaining of light standards); providing project identification signs; providing signs and/or personnel for assisting in traffic control and management at the Common Area; constructing, operating and repairing, replacing and maintaining any on-site or off-site utilities necessary or appropriate for the operation of the Common Area; constructing, operating, repairing, replacing and maintaining any equipment and electric service facilities necessary or appropriate for the operation of the Common Area; constructing, operating, repairing, replacing and maintaining any HVAC, electric and roof chases; providing and maintaining planting and landscaping with respect to the Common Area; providing security services with respect to the Common Area (if such is provided by Owner, otherwise, Tenant is responsible for providing its own security); operating any loudspeakers or other equipment supplying music; utilities charges for any services to the Common Area; repairing, replacing and maintaining the roof of the Shopping Center and the buildings of which they are a part (including repairs and replacements to provide for adequate drainage and to gutters and downspouts); repairing, replacing and maintaining the structural portions of the Shopping Center and the building of which they are a part; repairing, replacing and maintaining utility lines located in the Common Area which do not exclusively serve one tenant in the Shopping Center; exterminating and post control in and about the Leased Premises and Shopping Center; periodic repainting of exterior walls, covered walkways and corridors of the buildings comprising a portion of the Shopping Center (including steam cleaning or sandblasting thereof or other graffiti-removal procedures); repairing, replacing and maintaining covered walkways and overhead canopies at the Shopping Center (including, without limitation, lighting and tile); repairing, replacing and maintaining sprinklers and sprinkler-risers serving the Shopping Center and the buildings of which they are a part; repairing, replacing and maintaining sidewalks and corridors in the Common Area (including, without limitation, periodic steam cleaning thereof); plus all other costs and expenses of every kind or nature paid or incurred by Owner relative to operating, managing and equipping the Shopping Center including, without limitation, subdivision maintenance fees or dues; property owners association fees or dues and similar charges, annual charges for reserves established by Owner for future replacements or improvements to the Shopping Center (inclusive of periodic new blacktopping of the parking areas and major roof repairs and major structural repairs), plus an administrative fee of fifteen percent (15%) of the aggregate of all of the aforesaid costs and expenses and liabilities (including, without limitation, the aforesaid reserve) paid or incurred by Owner..

B.    The word “Taxes”, as used herein, shall mean all taxes, assessments, impositions, levies, charges, excises, fees, licenses and other sums levied, assessed, charged or imposed by any governmental authority or other taxing authority or which accrue on the Shopping Center for each calendar year (or portion thereof) during the term of this Lease, including, without limitation, professional fees and expenses incurred by Owner for ad valorem tax consultants or tax-rendering services and all penalties, interest and other charges (with respect to Taxes) payable by reason of any delay in or failure of refusal of Tenant to make timely payment as required under this Lease, plus an administrative fee of fifteen percent (15%) of the aggregate of all of the aforesaid costs and expenses and liabilities paid or incurred by Owner..

C.    The phrase “Insurance Premiums” shall mean the total annual insurance premiums which accrue on all fire and extended coverage insurance, boiler insurance, public liability and property damage insurance, rent insurance and other insurance which, from time to time, may at Owner’s election be carried by Owner with respect to the Shopping Center during any applicable calendar year (or portion thereof) occurring during the term of this Lease plus an administrative fee of fifteen percent (15%) of the aggregate of all of the aforesaid costs and expenses and liabilities paid or incurred by Owner.; providing, however, in the event that during any such calendar year all or any part of such coverage is written under a “blanket policy” or otherwise in such manner that Owner was not charged a specific insurance premium applicable solely to the Shopping Center, then in such event, the amount considered to be the Insurance Premium with respect to such coverage for such calendar year shall be that amount which would have been the annual insurance premium payable under the rate in effect on the first day of such applicable calendar year for a separate Texas Standard Form insurance policy generally providing such type and amount of coverage (without any deductible amount) with respect to the Shopping Center (considering the type of construction and other relevant matters) irrespective of the fact that Owner did not actually carry such type policy. If the insurance policies maintained by Owner with respect to the Shopping Center contain any nature of deductible feature, then Tenant, in the event of a loss, shall pay to Owner tenant’s pro rata share thereof, based upon the amount of such deductible feature multiplied by a fraction, the numerator of which is the number of square feet of floor area in the Leased Premises damaged or destroyed by such casualty and the denominator of which is the aggregate number of square feet of floor area in the Shopping Center damaged or destroyed by such casualty. Tenant’s prorata share of such deductible amount shall be payable to Owner within ten (10) days following receipt from Owner of a statement therefor and payment thereof by Tenant shall be a condition precedent to Owner’s obligations to repair or restore the Leased Premises.

D.    The phrase “Tenant’s Share” as applied to Taxes and Insurance Premiums shall refer to a sum calculated by multiplying the Taxes and Insurance Premiums (as the case may be) by a fraction, the numerator of which is the ground floor area (in square feet) of the Leased Premises and the denominator of which is the aggregate leasable area (in square feet) in all buildings in the Shopping Center (whether or not actually leased) on the first day of January for the relevant calendar year for which any calculation referred to in this Article 5 is being made. The phrase “Tenant’s Share” as applied to Common Area Operating Costs shall refer to a sum calculated by multiplying the Common Area Operating Costs by a fraction, the numerator of which is the ground floor area (in square feet) of the Leased Premises and the denominator of which is the aggregate leasable ground floor area (in square feet) in all buildings in the Shopping Center. Provided, however, for any period less than twelve (12) full calendar months with respect to which such calculation is being made, a pro rata portion of the resulting product shall be calculated to determine Tenant’s Share.

5.02 Tenant shall pay to Owner as the Common Area Maintenance, Tax, and Insurance Payment a sum of money equal to Tenant’s Share of the Common Area Operating Costs, Taxes, and Insurance Premiums. Such Common Area Maintenance, Tax, and Insurance Payment shall be paid by Tenant in monthly installments in such amounts as are estimated and billed by Owner at the beginning of each twelve (12) month period commencing and ending on dates designated by Owner, each installment being due on the first day of each calendar month. If at any time during such twelve (12) month period it shall appear that Owner has underestimated Tenants proportionate share of Common Area Operating Costs, Taxes, and Insurance Premiums for such twelve (12) month period, Owner may re-estimate Tenant’s proportionate share of Common Area Operating Costs, Taxes, and Insurance Premiums and may bill Tenant for any deficiency which may have accrued during such twelve (12) month period and thereafter the monthly installments payable by Tenant shall also be adjusted. Within one hundred twenty (120) days or such reasonable time thereafter (in Owner’s determination) after the end of each such twelve (12) month period, Owner shall deliver to Tenant a statement of Common Area Operating Costs, Taxes, and Insurance Premiums for such twelve (12) month period and the monthly installments paid or payable shall be adjusted between Owner and Tenant, and each party hereby agrees that Tenant shall pay Owner or Owner shall credit Tenant’s account (or if such adjustment is at the end of the term, pay Tenant), within ten (10) days of receipt of such statement, the amount of deficiency in Tenant’s proportionate share of Common Area Operating Costs, Taxes, and Insurance Premiums paid by Tenant to Owner during such twelve (12) month period. Failure of Owner to provide the statement called for hereunder shall not relieve Tenant from its obligations hereunder. The initial Common Area Maintenance, Tax, and Insurance Payment, subject to adjustment as herein provided, shall be Eight hundred dollars ($800.00).

5.03 If there is presently in effect of hereafter adopted any nature of sales tax or use tax or other tax on rents or other sums received by Owner under this Lease or paid by Owner pursuant to any ground lease, if any, (herein referred to as “Rent Sales Tax”), then in addition to all rent and other payments to be made by Tenant as provided above, Tenant will also pay Owner a sum equal to the amount of such Rent Sales Tax. The term “Rent Sales Tax” shall not include any income taxes applicable to Owner.

ARTICLE 6. MAINTENANCE, REFURBISHMENT, AND SURRENDER

Maintenance

6.01 (a) Tenant shall at its expense and risk maintain the roof, foundation, underground or otherwise concealed plumbing, and the structural soundness of the exterior walls (including all windows, window glass, plate glass, and all doors) and all other parts of the building and other improvements on the Leased Premises in good repair and condition, including but not limited to, repairs (including all necessary replacements) to the interior plumbing, windows, window glass, plate glass, doors, electrical wiring, hot water system, heating system, air conditioning equipment, fire protection sprinkler system, and the interior and exterior of the building in general.

(b) Maintenance of the air-conditioning and heating equipment shall be solely the responsibility of Tenant throughout the entire term of this Lease. Tenant shall, at its own expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating, and air-conditioner systems and equipment within the Leased Premises. The maintenance contractor and the contract must be approved by Owner. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Owner) within thirty (30) days of the date Tenant takes possession of the Leased Premises. Tenant shall from time to time upon request furnish proof reasonably satisfactory to Owner that all such systems and equipment are being serviced in accordance with the maintenance/service contract. Within the thirty (30) day period preceding move-out by Tenant, Tenant shall have the systems and equipment checked and serviced to insure proper functioning and shall furnish Owner satisfactory proof thereof upon request.

At Owner’s option, to protect heating and air-conditioning (“HVAC”) equipment, Owner may enter into a service contract covering Tenant’s HVAC equipment, along with equipment of other Tenant’s in the Shopping Center, and periodic replacements of filters or other replaceable parts. If Owner enters into such a service contract, the cost of such service will be included in Common Area Maintenance expense and will be payable by Tenant’s in the Shopping Center.

Refurbishment

6.02 If the Lease term is four (4) years or more, then upon the written request of Owner, which may be given at any time and from time to time after the earlier of the midpoint of the Lease term or the fifth (5th) anniversary of the Commencement Date, Tenant shall, at Tenant’s sole cost and expense, refurbish all or any portion of the interior or exterior of the Leased Premises specified in such written request of Owner (which written request may be general or specific) to the end that the furniture, furnishings, trade fixtures, partitions, ceiling, floor coverings, equipment, signs, painting, decorating and other items so specified shall be restored to substantially the same condition and appearance as at the date that Tenant opened the Leased Premises to the public for business. Tenant shall, within thirty (30) days from the date of such written request, submit to Owner plans and specifications for such refurbishing in such detail as Owner may request. Such plans and specifications shall comply with such requirements as Owner may from time to time prescribe for refurbishing. Tenant shall commence any such refurbishing promptly after receipt of Owner’s written approval of such plans and specifications (which written approval may require modification thereto) and shall complete the same in a good and workmanlike manner and in accordance with such plans and specifications approved by Owner within ninety (90) thereafter. In no event shall any refurbishing be commenced within the Leased Premises without Owner’s prior written approval of the plans and specifications therefor. Tenant shall conduct any such refurbishing in an efficient manner so as to not interfere with the operation of its business and in a manner not inconsistent with its obligations pursuant to the Lease.

Surrender

6.03 Tenant shall throughout the lease term maintain the building and other improvements constituting the Leased Premises and keep them free from waste or nuisance, and shall deliver up the Leased Premises in a clean and sanitary condition at the termination of this Lease and in good repair and condition, reasonable wear and tear and damage by fire, tornado, or other casualty excepted and shall surrender all keys for the Leased Premises to Owner and shall inform Owner of all combinations on locks, safes, and vaults, if any, in the Leased Premises. In the event Tenant should neglect to reasonably maintain the Leased Premises, Owner shall have the right, but not the obligation, to cause repairs or corrections to be made, and any reasonable costs thereof plus a charge equal to fifteen percent (15%) of such cost shall be payable by Tenant to Owner as additional rental on the next rental installment date or upon demand if said Lease has expired.

ARTICLE 7. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

7.01 Tenant shall not create any openings in the roof or exterior walls, nor make any alterations, additions, or improvements to the Leased Premises without the prior written consent of Owner. Consent for nonstructural alterations, additions, or improvements shall not be unreasonably withheld by Owner. Tenant shall have the right at all times to erect or install shelves, bins, machinery, air conditioning or heating equipment, and trade fixtures, provided that Tenant complies with all applicable governmental laws, ordinances, and regulations. Tenant shall have the right to remove at the termination of this Lease such items so installed (other than replacement items for air-conditioning or heating equipment or permanently installed fixtures, which shall become the property of Owner) provided Tenant is not in default; however, Tenant shall, prior to the termination of this Lease, repair any damage caused by such removal.

All alterations, additions, or improvements made by Tenant, other than shelves, bins, machinery and trade fixtures which are not actually removed from the Leased Premises by Tenant under the provisions of the preceding paragraph, shall become the property of Owner at the termination of this Lease; however, the Tenant shall promptly remove, if Owner so elects, all alterations, additions, and improvements, and any other property placed in the premises by Tenant, and Tenant shall repair any damage caused by such removal.

ARTICLE 8. SIGNS; STORE FRONTS

8.01 Tenant shall not, without Owner’s prior written consent, (a) make any changes to or paint the store front, or (b) install any exterior lighting, decorations, or paintings or (c) erect or install any signs, window or door lettering, placards, decoration, or advertising media of any type which can be viewed from the exterior of the Leased Premises, excepting only dignified displays of customary type for its display windows. All signs, lettering, placards, decorations, and advertising media shall conform in all respects to the sign criteria established by Owner from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Owner as to the construction, method, of attachment, size, shape, height, lighting, color, and general appearance. All signs shall be in good repair and in proper operating order at all times. Tenant shall remove all signs at the termination of this Lease, and shall repair any damage and close any holes caused by such removal.

In the event of Tenant’s failure to comply with the provisions of this Article or the provisions of Owner’s sign criteria, Owner shall have the right at Owner’s option and without prior written notice to Tenant, to (a) remove any sign in violation herein and to invoice Tenant for any cost associated with said removal, and/or (b) charge the Tenant the sum of Twenty Dollars ($20.00) per day for each such violation, and/or (c) repair or replace Tenant’s sign so displayed in violation of said criteria such that Tenant’s sign shall comply with said criteria, and to invoice Tenant for the cost associated with said repair or replacement, and/or (d) declare Tenant in default under the terms of this Lease. In any case where Owner elects to remove Tenant’s sign, Owner shall not be liable in conversion for the cost of same and Owner may, at its option, store Tenants’ sign for Tenant or dispose of same without notice to Tenant. In the event Owner elects to remove and store Tenant’s sign, Tenant shall be liable for any storage costs incurred by Owner and Owner shall not be required to return said sign to Tenant unless and until Tenant reimburses Owner for said storage costs. Tenant agrees to indemnify and hold Owner harmless from all claims, suits, actions, damages, and liability (including the costs and expense of defending against all the aforesaid) arising (or alleged to arise) as a result of the violation by Tenant of the provisions of this Article.

ARTICLE 9. UTILITY CHARGES

9.01 Tenant shall pay all utility charges for water, garbage collection, sewer charges, electricity, heat, gas, and power used in and about the Leased Premises, all such charges to be paid by Tenant to the utility company or municipality furnishing the same, before the same shall become delinquent.

ARTICLE 10. FIRE AND CASUALTY DAMAGE

10.01 If the building or other improvements on the Leased Premises should be damaged or destroyed by fire, tornado, or other casualty, Tenant shall give immediate written notice thereof to Owner.

Total Destruction

(a) If the building on the Leased Premises should be totally destroyed by fire, tornado, or other casualty, or if it should be so damaged that rebuilding or repairs cannot reasonably be completed within one hundred eighty (180) working days from the date of written notification by Tenant to Owner of the occurrence of the damage, this Lease shall terminate and rent shall be abated for the unexpired portion of this Lease, effective as of the date of said written notification. The provisions of Article 26.10 hereof shall operate to extend said one hundred eighty (180) day period if rebuilding or repairs are delayed by force majeure.

Partial Damage

(b) If the building or other improvements on the Leased Premises should be damaged by fire, tornado, or other casualty, but not to such an extent that rebuilding or repairs cannot reasonably by completed within one hundred eighty (180) working days from the date of written notification by Tenant to Owner of the occurrence of the damage, this Lease shall not terminate but Owner shall, if the casualty has occurred prior to the final two (2) years of the lease term, at his sole cost and risk proceed forth with to rebuild or repair such building and other improvements to substantiate the condition in which they existed prior to such damage. If the casualty occurs during the final two (2) years of the lease term, Owner shall not be required to rebuild or repair such damage. If the building and other improvements are to be rebuilt or repaired and are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be adjusted equitably. In the event that Owner should fail to complete such rebuilding or repairs within one hundred eighty (180) working days from the date of written notification by Tenant to Owner of the occurrence of the damage, Tenant may at its option terminate this Lease by written notification at such time to Owner, whereon all rights and obligations hereunder shall cease. The provisions of Article 26.10 hereof shall operate to extend said one hundred eighty (180) day period if rebuilding or repairs are delayed by force majeure.

ARTICLE 11. CONDEMNATION

11.01 If during the term of this Lease or any extension or renewal hereof, all of the Leased Premises should be taken by right of eminent domain, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective as of the date of the taking of said premises by the condemning authority.

If less than all of the Leased Premises shall be taken by right of eminent domain, Owner shall have the option to terminate this Lease on the date of taking by giving written notice to Tenant within sixty (60) days after the filing of the action in eminent domain, in which event Owner shall be entitled to all proceeds, and Tenant shall have no claim to any part of the award in condemnation, or, in the alternative, Owner, by failing to give the above notice within the time above specified, may elect to leave the Lease in full force and effect and have the proceeds divided according to law.

ARTICLE 12. SECURITY DEPOSIT

12.01 Tenant has deposited with Owner the sum of zero dollars and no/00) ($0.00). Said Sum shall be held by Owner as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent, Owner may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Owner may spend or become obligated to spend by reason of Tenant’s default, or to compensate Owner for any other loss or damage which Owner may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied Tenant shall, within five (5) days after written demand therefor, deposit cash with Owner in an amount sufficient enough to bring the Security Deposit described herein back to the amount first described herein.

ARTICLE 13. INDEMNITY

13.01 Tenant agrees to indemnify and hold Owner harmless against any and all claims, demands, damages, costs and expenses, including reasonable attorney’s fees for the defense thereof, arising from the conduct or management of Tenant’s business in the Leased Premises or from any breach on the part of Tenant of any conditions of this Lease, or from any act or negligence of Tenant, its agents, contractors, employees, subtenants, concessionaires, or licensees in or about the Leased Premises. In case of any action or proceeding brought against Owner by reason of any such claim, Tenant, upon notice from Owner, covenants to defend such action or proceeding by counsel acceptable to Owner.

In addition to the foregoing, and not by way of limitation thereof, Tenant agrees to indemnify and hold Owner harmless from any and all liability, damages or costs of any kind or character for injury to persons or property in the Leased Premises or about or around the Leased Premises. Tenant also agrees to indemnify and hold Owner harmless from all liability, damages and costs of any and every kind and character, that may arise from the Tenant’s improper care of the Leased Premises, or arising out of Tenant’s use and occupancy of the Leased Premises, it being specifically agreed that Owner shall not be liable for any damage or injury to Tenant or any other person or persons, or to his or their property, goods or chattels caused by water, rain or snow, gas, steam or electricity, flooding, or by reason of breakage, leakage or obstruction of any pipes or leakage of any character, including roof leakage.

It is expressly agreed that in the event Tenant violates any regulation, ordinance or law that results in Owner being cited by the city or any other regulatory or enforcing authority, Tenant agrees to hold Owner harmless in all respects.

13.02 Tenant, at its own cost and expense, shall provide and maintain in force during the term of this Lease commercial general liability insurance coverage (Owner’s, Landlord’s and Tenant’s coverage), with one or more responsible insurance companies duly authorized to transact business in Texas, in an amount of not less than One Million Dollars ($1,000,000.00) combined single limit or such other amount that Owner, in its sole judgement, may require, which such commercial general liability policy shall include (i) coverage for bodily injury and death, property damage, and products liability coverage; (ii) contractual liability coverage insuring the obligations of Tenant under the terms of this Lease; and (iii) fire legal liability coverage with respect to the Leased Premises and the buildings to which they are a part in the amount of at least twenty-five thousand dollars ($25,000.00). Such policy shall name Owner (and any of its affiliates, subsidiaries, successors, and assigns designated by Owner) and Tenant as the insured. Tenant shall furnish Owner with certificates of all insurance required by this section. If Tenant does not maintain such insurance in full force and effect, Owner may notify Tenant of such failure and if Tenant does not deliver to Owner within ten (10) days after such notice certification showing all such insurance to be in full force and effect, Owner may, at his option, take out the necessary insurance to comply with the provisions hereof and pay the premiums on the items specified in such notice, and Tenant covenants thereupon on demand to reimburse and pay Owner any amount so paid or expended in the payment of the insurance premiums required hereby and specified in the notice, with interest thereon at the rate of ten per cent (10%) per annum from the date of such payment by Owner until repaid by Tenant.

ARTICLE 14. HAZARDOUS MATERIALS

14.01 Tenant agrees and warrants that the nature of its enterprise will not, as a result of noise, emissions, materials or substances received at, stored upon or shipped from the Leased Premises or by virtue of any other activities of Tenant, create a nuisance upon the Leased Premises, and that no activity of Tenant shall result in the emissions or spillage of pollutants of any nature, Tenant warrants that no hazardous substances, fluids, solvents or solid waste or other product or material subject to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Federal Clean Air Act, the Texas Clean Air Act, the Texas Solid Waste Disposal Act, or similar environmental act, statutes or regulations, will be received, accumulated or shipped from the Leased Premises. In the event that any spillage of any contaminant or pollutant should occur, Tenant agrees to immediately-notify Owner and the appropriate governmental agency, and shall immediately proceed to clean and remove such contaminants or pollutants at Tenant’s sole cost and expense, to the satisfaction of Owner and to the satisfaction of the appropriate governmental authority having jurisdiction thereof. The provisions of this paragraph shall expressly survive the termination of the lease term.

ARTICLE 15. DEFAULT AND REMEDIES

15.01 The following events shall be deemed to be events of default by Tenant under this Lease:

(1) Tenant shall fail to pay any installment of rental or any other amount payable to Owner as herein provided and such failure shall continue for a period of five (5) days.

(2) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rental or any other amount payable to Owner and shall not cure such failure within ten (10) days after written notice thereof to Tenant.

(3) Tenant or any guarantor of Tenant’s obligations under this Lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(4) Tenant or any guarantor of Tenant’s obligations under this Lease shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant’s obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant’s obligations under this Lease.

(5) A receiver or Trustee shall be appointed for all of the Leased Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations under this Lease.

(6) Tenant shall desert or vacate any portion of the Leased Premises.

(7) Tenant shall do or permit to be done anything which creates a lien upon the Leased Premises.

(8) The business operated by Tenant shall be closed for failure to pay any State sales tax as required or for any other reason.

(9) Tenant shall fail to comply with any terms or conditions of any other contract or agreement by and between Owner and Tenant which relate to the Leased Premises.

Upon the occurrence of any such event of default, Owner shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

A. Terminate this Lease in which event Tenant shall immediately surrender the Leased Premises to Owner, and if Tenant fails to do so, Owner may, without prejudice to any other remedy which Owner may have for possession or arrearages in rental, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said Leased Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefore.

B. Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said Leased Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefore with or without having terminated the Lease.

C. Do whatever Tenant is obligated to do under the terms of this Lease (and enter upon the Leased Premises in connection therewith if necessary) without being liable for prosecution or any claim for damages therefore, and Tenant agrees to reimburse Owner on demand for any expenses which Owner may incur in thus effecting compliance with Tenant’s obligations under this

Lease, plus interest thereon at the lesser of the highest rate permitted by law or eighteen percent (18%) per annum, and Tenant further agrees that Owner shall not be liable for any damages resulting to the Tenant from such action.

D. Alter all locks and other security devises at the Leased Premises without terminating this Lease.

E. Exclude Tenant from the Leased Premises by changing all door locks located thereon and thereafter Owner or its agent shall place a written notice on Tenant’s front door stating the name and address or telephone number of the individual from whom a new key may be obtained and that such key may only be obtained during the hours stated. Owner shall, however, have absolutely no obligation to furnish a new key unless and until Tenant (i) cures all existing defaults and (ii) delivers to Owner a sum of money determined by Owner in its sole discretion which shall be added to and become a part of the security deposit of Tenant hereunder. Owner and Tenant intend that this sub-paragraph (E) expressly supersedes any conflicting provisions contained in Section 93.002 of the Texas Property Code, or any successor statute.

15.02 Exercise by Owner of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Owner and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Owner over the property of Tenant or others at the Leased Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant’s property within the Leased Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Owner may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Owner may elect, and Owner shall not be liable in trespass or otherwise.

15.03 In the event Owner elects to terminate the Lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Owner at the address specified for notice to Owner herein the sum of all rental and other amounts payable to Owner pursuant to the terms of this Lease which have accrued to date of such termination, plus, as damages, an amount equal to the total rental (Guaranteed Minimum and Percentage, computed as stated below) plus Tenant’s Common Area Maintenance, Tax, and Insurance Payment hereunder for the remaining portion of the lease term (had Such term not been terminated by Owner prior to the date of expiration stated in Article 1).

15.04 In the event that Owner elects to repossess the Leased Premises without terminating the Lease, then Tenant shall be liable for and shall pay to Owner at the address specified for notice to Owner herein all rental and other amounts payable to Owner pursuant to the terms of this Lease which have accrued to the date of such repossession, plus total rental (Guaranteed Minimum and Percentage, computed as stated below) plus Tenant’s Common Area Maintenance, Tax, and Insurance Payment required to be paid by Tenant to Owner during the remainder of the lease term until the date of expiration of the term as stated in Article 1, diminished by any net sums thereafter received by Owner through reletting the Leased Premises during said period (after deducting expenses incurred by Owner as provided in Section 15.05 hereof). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Owner as provided in this Section 15.04 may be brought from time to time, on one or more occasions, without the necessity of Owner’s waiting until expiration of the lease term.

15.05 In case of any event of default, Tenant shall also be liable for and shall pay to Owner, in addition to any sum provided to be paid above, broker’s fees incurred by Owner in connection with reletting the whole or any part of the Leased Premises; the costs of removing and storing Tenant’s or other occupant’s property; the cost of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Owner in enforcing or defending Owner’s rights and/or remedies including reasonable attorneys’ fees which shall be not less than fifteen percent (15%) of all sums then owing by Tenant to Owner.

15.06 Owner may, but need not, relet the Leased Premises or any part thereof for such rent and upon such terms as Owner, in its sole discretion, shall determine (including the right to relet the Leased Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Leased Premises as a part of a larger area, and the right to change the character or use of the

Leased Premises). If Owner elects to relet the Leased Premises, it shall only be required to use the same efforts it then uses to lease other space or properties which it owns or manages; provided however that Owner shall not be required to give any preference or priority to the showing or leasing of the Leased Premises over any other space that Owner may be leasing or have available and may place a suitable prospective tenant in any such available space regardless of when such alternative space becomes available; provided, further, the Owner shall not be required to observe any instruction given by Tenant about such reletting or accept any tenant offered by Tenant unless such offered tenant has a credit worthiness acceptable to Owner, leases the entire Leased Premises, agrees to use the Leased Premises in a manner consistent with the Lease and leases the Leased Promises at the same rent, for no more than the current term and on the same terms and conditions as in this Lease without any expenditure by Owner for tenant improvements or broker’s commissions. In any such case, Owner may, but shall not be required to, make repairs, alterations and additions in or to the Leased Premises and redecorate the same to the extent Owner deems necessary or desirable.

15.07 In the event Tenant is comprised of more than one person and/or entities, all such persons and/or entities shall be jointly and severally liable for all of the obligations and liabilities of Tenant under this Lease.

15.08 Upon receipt from Tenant of the sum stated in Article 12 above, such sum shall be held by Owner without interest as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that such deposit is not an advance payment of rental or a measure of Owner’s damages in case of default by Tenant. If at any time during the term of this Lease any of the rental herein reserved shall be overdue and unpaid, or any other sum payable by Tenant to Owner hereunder shall be overdue and unpaid then Owner may at its option apply any portion of said deposit to the payment of any such overdue rental or other sum. In the event of the failure of Tenant to keep and perform any of the other terms, covenants and conditions of this Lease to be kept and performed by Tenant, then the Owner at its option may apply the security deposit, or so much thereof as may be necessary, to compensate the Owner for loss, cost or damage sustained, incurred or suffered by Owner due to such breach on the part of Tenant Should the security deposit, or any portion thereof be applied by Owner as herein provided, Tenant shall, upon written demand of Owner, remit to Owner a sufficient amount in cash to restore the security deposit to the original sum deposited, and Tenant’s failure to do so within five days after receipt of such demand shall constitute a default under this Lease. Any remaining balance of such deposit shall be returned by Owner to Tenant at such time after termination of this Lease and all of Tenant’s obligations under this Lease have been fulfilled.

15.09 In the event of any default by Owner, Tenant will give Owner written notice specifying such default with particularity, and Owner shall thereupon have thirty (30) days (or such longer period as may be required in the exercise of due diligence) in which to cure any such default. Unless and until Owner fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Owner hereunder will be construed as covenants, not conditions. The term “Owner” shall mean only the Owner, for the time being, of the Shopping Center, and in the event of the transfer by such Owner of its interest in the Shopping Center, such Owner shall thereupon be released and discharged from all covenants and obligations of the Owner thereafter accruing, but such covenants and obligations shall be binding during the lease term upon each new owner for the duration of such ownership. Notwithstanding any other provision hereof, in the event of any breach or default by Owner in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Owner in the land and improvements which constitute the Shopping Center; however, in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against Owner.

15.10 For the purpose of computing the amount of Tenant’s liability under this Article 15 for Percentage Rental after default, the periodic Percentage Rent for which Tenant shall be liable after termination of Tenant’s right to possession shall be the amount Tenant was obligated to pay as Percentage Rental during the most recent full Percentage Rental payment period before such termination. Tenant will also pay a pro rata part of such periodic Percentage Rental based upon the length of time between the previous payment of Percentage Rental and the date of termination; and upon such termination Tenant will be obligated to submit to Owner a statement accurately showing Gross Sales made since submission of its last previous statement, together with such additional supporting financial records as Owner may require. The provisions of this Section 15.10 relating to Percentage Rental, if any, payable by Tenant hereunder are included solely for the purpose of providing for the payment of rental in excess of the Guaranteed Minimum Rental, and providing for a method whereby such additional rental is to be measured, ascertained and paid, and shall be cumulative with and not in limitation of all other remedies provided for Owner herein.

15.11 In the event that Owner shall have taken possession of the Leased Premises pursuant to the authority herein granted, then Owner shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Leased Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Owner or repossession thereof by any lessor thereof or third party having a lien thereon. Owner shall also have the right to remove from the Leased Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process and without being liable for prosecution or any claim for damages therefore) all or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any place within the County in which, the Leased Premises is located; and in such event, Tenant shall be liable to Owner for costs incurred by Owner in connection with such removal and storage and shall indemnify and hold Owner harmless from all loss, damage, cost, expense and liability in connection with such removal and storage. Owner shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) claiming to be entitled to possession thereof who presents to Owner a copy of any instrument represented to Owner by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Owner to inquire into the authenticity of said instrument and without the necessity of Owner’s making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Owner harmless from all cost, expense. loss, damage and liability incident to Owner’s relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant.

15.12 The rights and remedies of Owner herein stated shall be in addition to any and all other rights and remedies which Owner has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Owner are commercially reasonable.

15.13 Tenant hereby expressly waives any and all rights Tenant may have under Section 93.002 and 93.003 of the Texas Property Code (as amended or superseded from time to time), to (i) either recover possession of the Leased Premises or terminate this Lease, and (ii) recover from Owner and amount equal to the sum of its actual damages, one month’s rent, and reasonable attorney’s fees, less any delinquent rents or other sums for which Tenant is liable. Tenant hereby waives any and all liens (whether statutory, contractual, constitutional or otherwise) it may have or acquire as a result of a breach by Owner under this Lease. Tenant also waives and releases any statutory lien and offset rights it may have against Owner, including without limitation the rights conferred upon Tenant pursuant to Section 91.004 of the Texas Property Code, as amended or superseded from time to time, or other applicable law.

ARTICLE 16.

16.01 This section is intentionally left blank.

ARTICLE 17. OWNER’S RIGHT TO ACCESS; USE OF ROOF; RELOCATION

17.01 Tenant shall permit Owner and his agents to enter into and upon the Leased Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining or making repairs or alterations to the building.

17.02 During the term of this lease, or any renewal term, Owner may exhibit the Leased Premises to prospective tenants or purchasers, upon reasonable notice to the local manager of this office; and, during the three months prior to the expiration of the term of this lease, or any renewal term, Owner may place upon said premises the usual notices “For Lease” or “For Sale,” which notices Tenant shall permit to remain thereon without molestation

17.03 Owner hereby reserves the right at any time and from time to time to make alterations or additions to the building in which the Leased Premises is located, the buildings adjoining the same and any other buildings in the Shopping Center. Owner further reserves the right at any time and from time to time to construct or permit others to construct, other buildings or improvements within the Shopping Center. Such rights set forth in the two preceding sentences include, without limitation, the right to construct additional stories on any such building or buildings, the right to build adjoining the building or buildings, the right to build multi-level, elevated, underground, and other parking facilities within the Shopping Center and the right to erect in connection with any such construction or building temporary scaffolds and other aids to such construction or building. Owner shall have the right at any time and from time to time to change the street address of the Leased Premises or the Shopping Center or to change the name of the Shopping Center without incurring any liability to Tenant.

17.04 Use of the roof above the Leased Premises is reserved to Owner.

17.05 Owner hereby reserves the right at any time and from time to time to relocate the Leased Premises to other premises within the Shopping Center upon sixty (60) days prior written notice to Tenant. Such relocation of the Leased Premises shall be at Owner’s sole costs and expense, and in no way shall effect the obligations of either Owner or Tenant hereunder. In the event that Tenant shall fail to promptly occupy, and open for business to the public in accordance with this Lease in the new location within the Shopping Center designated by Owner, Owner may, at its option and in addition to any other remedies that Owner may have hereunder, at law or in equity on account of such breach by Tenant of its obligations hereunder, terminate this Lease upon thirty (30) days prior written notice to Tenant.

ARTICLE 18. ASSIGNMENT AND SUBLEASE

Assignment and Subletting by Tenant

18.01 Neither Tenant nor Tenant’s legal representative or successor in interest by operation or law or otherwise shall assign this Lease, and any interest therein, or sublet the Leased Premises, or any part thereof, or right or privilege pertinent thereto, without the prior written consent of Owner. Any assignee approved by Owner must assume in writing all of Tenant’s obligations under this Lease, and Tenant (and any Guarantor(s), if any) shall remain liable for each and every obligation under this Lease. The Owner will be paid by each Tenant a minimum charge of $100.00 for each assignment or subletting.

Assignment by Owner

18.02 Owner is expressly given the right to assign any or all of its interest under the terms of this Lease.

ARTICLE 19. RULES AND REGULATIONS.

19.01 Tenant shall faithfully observe and comply with the rules and regulations that Owner shall from time to time promulgate and/or modify. The rules and regulations shall be binding upon the Tenant upon delivery of a copy of them to Tenant. Owner shall not be responsible to Tenant for the nonperformance of any said rules and regulations by any other tenants or occupants.

ARTICLE 20. HOLDING OVER.

20.01 If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof, without the execution of a new lease, such occupancy shall be a tenancy from month-to-month. The monthly Guaranteed Minimum Rent for such holdover period shall be an amount equal to twice the monthly Guaranteed Minimum Rent of the final month prior to such holdover, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy.

20.02 The above described tenancy from month-to-month may be terminated by either party upon thirty (30) days notice to the other.

ARTICLE 21. LIENS.

21.01 Tenant shall keep the Leased Premises and the property in which the Leased Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Owner may require, at Owner’s sole option, that Tenant shall provide to Owner, at Tenants sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1.5) times the estimated cost of any improvements, additions, or alterations in the Leased Premises which the Tenant desires to make, to insure Owner against any liability for mechanics’ and materialmen’s lien and to insure completion of the work.

ARTICLE 22. BROKERS

22.01 Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease and it knows of no real estate broker or agent who is entitled to a commission in connection with this Lease.

ARTICLE 23. PARKING

23.01 Owner may designate parking areas for tenant employees parking.

ARTICLE 24.

24.01 This section is intentionally left blank.

ARTICLE 25. LATE CHARGES

25.01 In the event Tenant fails to pay to Owner when due any installment of rental or other sum to be paid to Owner which may become due hereunder, Owner will incur additional expenses in an amount not readily ascertainable and has not been elsewhere provided for between Owner and Tenant. If Tenant shall fail to pay to Owner when due any installment of rental or other sum to be paid hereunder, Tenant will pay Owner on demand a late charge equal to the greater of (i) one hundred dollars ($100.00), or (ii) ten percent (10%) of the past due amount. Failure to pay such late charge upon demand therefore shall be an event of default hereunder. Provision for such late charge shall be in addition to all other rights and remedies available to Owner hereunder or at law or in equity and shall not be construed as liquidated damages or limiting Owner’s remedies in any manner.

25.02 If Tenant pays any installment of the Guaranteed Minimum Rent or any other sum by check and such check is returned for insufficient funds or other reason not the fault of Owner, then Tenant shall pay to Owner on demand a processing fee of fifty dollars ($50.00) per returned check.

ARTICLE 26. MISCELLANEOUS

Notices and Addresses

26.01 All notices provided to be given under this Agreement shall be given by certified mail or registered mail, addressed to the proper party, at the following address:

Owner:	Tenant:
Oaks Shopping, Center Venture, LP	Third Coast Bank, SSB
P.O. Box 1390	20202 Highway 59 North, Suite 190
Beaumont, Texas 77704	Humble, Texas 77338

Parties Bound

26.02 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

Texas Law to Apply

26.03 This Agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Jefferson County, Texas.

Legal Construction

26.04 In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

Landlord and Tenant Relationship

26.05 Nothing in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship as principle and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent; nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

Amendment

26.06 No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

Rights and Remedies Cumulative

26.07 The rights and remedies provided by this Lease Agreement are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

Waiver of Default

26.08 No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this Lease shall be deemed to be waiver of any other breach of the same or any other term, condition, or covenant contained herein.

Attorneys’ Fees

26.09 In the event Owner or Tenant breaches any of the terms of this Agreement whereby the party not in default employs attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party reasonable attorneys’ fees so incurred by such other part.

Force Majeure

26.10 Owner shall not be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, shortage or unavailability of labor or materials, civil riot, floods, and any other cause not reasonably within the control of Owner and which by the exercise of due diligence Owner is unable, wholly or in part, to prevent or overcome.

Time of Essence

26.11 Time is of the essence of this Agreement.

Condition of Premises

26.12 The premises and improvements have been examined by Tenant, or accepted by Tenant in “as is” condition, and are accepted by Tenant as being fit for the purposes for which such premises are leased.

Subordination to Existing and Future Mortgages

26.13 This Lease shall be subject and subordinate at all times to the lien of existing mortgages and of mortgages which hereafter may be made a lien on the leased property. Although no instrument or act on the part of the Tenant shall be necessary to effectuate such subordination, the Tenant will, nevertheless, execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages as may be desired by the mortgagee. The Tenant hereby appoints the Owner his attorney-in-fact, irrevocably, to execute and deliver any such instrument for the Tenant.

Estoppel Certificates

26.14 (a) Tenant shall from time to time, upon written request by Owner or Owner’s lender, deliver to Owner of Owner’s lender, within ten (10) days after receipt of such request, a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect); (ii) the dates to which any rent or other payments have been paid; (iii) that Owner is not in default under any provision of this Lease (or if Owner is in default, specifying each such default); and, (iv) the address to which notices to Tenant shall be sent; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer.

(b) Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect and not modified except as Owner may represent; (ii) not more than one month’s rent or other payments have been paid in advance; (iii) there are no defaults by Owner; and, (iv) notices to Tenant shall be sent to Tenant’s Address as set forth in Article 26.01 of this Lease. Notwithstanding the presumptions of this Article, Tenant shall not be relieved of its obligation to deliver said statement.

Security

26.15 Tenant specifically acknowledges that Owner has no duty whatsoever to provide security for any portion of the Shopping Center including, including without limitation, the Leased Premises and the Common Areas, and Tenant has assumed sole responsibility for the security of itself, its Permittees and their respective property, in or about the Shopping Center including, including without limitation, the Leased Premises and the Common Areas.

Financial Data

26.16 Tenant warrants and represents that (a) all financial statements, operating statements and other financial data at any time given to Owner by or on behalf of Tenant or any Guarantor are, or will be, as of their respective dates, true and correct in all material respects and do not (or will not) omit any material liability, direct or contingent; and (b) there have been no material changes in any financial statements, operating statements or other financial data given to Owner by or on behalf of Tenant or any Guarantor prior to the Effective Date of this Lease between the respective dated thereof and the Effective date of the Lease. A breach of any of the foregoing warranties and representations shall, at the election Owner, be deemed an event of Default of this Lease.

Prior Agreements Superseded

26.17 This agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

Arbitration

26.18 ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS LEASE, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OR JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) AND THE “SPECIAL RULES” SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES

SHALL CONTROL. JUDGEMENT UPON ANY ARBITRATION AWARD MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS LEASE APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

(A)    SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN BEAUMONT, TEXAS AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 60 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR AN ADDITIONAL 60 DAYS.

(B)    RESERVATION OF RIGHTS. NOTHING IN THIS LEASE SHALL BE DEEMED TO (1) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS LEASE; OR (2) LIMIT THE RIGHT OF THE LESSOR HERETO (A) TO EXERCISE SELF HELP REMEDIES, OR (B) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, DISTRESS WARRANT, FORCIBLE DETAINER, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LESSOR MAY EXERCISE SUCH SELF HELP RIGHTS OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS LEASE. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OCCASIONING RESORT TO SUCH REMEDIES

IN WITNESS WHEREOF, the undersigned Owner and Tenant hereto execute this Agreement as of the day and year first above written.

OWNER:

OAKS SHOPPING CENTER VENTURE, L.P.

By:	OSCV Company, L.L.C.
Its:	General Partner

	By:	/s/ M.A. Lan Phelan II
	Name:	M.A. Lan Phelan II
	Its:	Manager

TENANT:

THIRD COAST BANK, SSB

By:	/s/ Bart Caraway
Name:	Bart Caraway
Its:	President

SPECIAL PROVISIONS ADDENDUM

I. RENEWAL OPTION

I.     (A) As long as Tenant is not in default under any of the provisions of this Lease nor has been in default at any point during the Term of the Lease and as long as this Lease has not been terminated pursuant to any provision hereof, then Tenant may, at its option, extend the term of this Lease for two (2) additional terms of five (5) years each commencing on the expiration of the then expiring term, hereinafter called the “Option Term(s)” Tenant may exercise such Option Term(s) by giving Owner written notice at least one hundred eighty (180) days prior to the expiration of the then expiring term. Upon the giving by Tenant to Owner of such written notice and the compliance by Tenant with the foregoing provisions, the term of this Lease shall be deemed to be extended upon all the covenants, agreements, terms, provisions and conditions, excluding rental, set forth in this Lease, except for such terms and conditions as shall be inapplicable during any additional term. If Lessee fails or omits to so give to Owner the written notice referred to above, it shall be deemed, without further notice and without further agreement between the parties hereto, that Tenant elected not to exercise the Option Terms granted herein.

(B) At the beginning of each Option Term the monthly Guaranteed Minimum Rent as set forth in Article 2.0l(a) of the Lease shall be increased by the percentage of increase, if any, in the Consumer Price Index - U.S. Average - All Items, as published by the United States Department of Labor’s Bureau of Labor Statistics. The base period, for purposes of such adjustment, shall be the month of the year in which this Lease is originally executed. The date in which the Option Term commences shall then be used for comparison purposes with any adjustment in Guaranteed Minimum Rent to be effective as of the commencement of the Option Term. In no event shall the Guaranteed Minimum Rent for the Option Term be less than the monthly Guaranteed Minimum Rent for the last month of the original term. Should the aforementioned index be discontinued, the parties shall select another similar index which reflects consumer prices and if the parties cannot agree on another index it shall be selected by binding arbitration, (By way of illustration only, if the September figure in which this Lease is executed is 120 and the September figure following commencement of rentals is 125 then the Guaranteed Minimum Rent for the ensuing calendar year shall be increased by 4.17%).

II. EARLY OCCUPANCY

II.     Tenant shall have access to and use of the Leased Premises upon full execution of this Agreement and payment of the first month’s rental and security deposit. The insurance and indemnity requirements under Article 13 of the lease shall apply during the construction contemplated and Tenant shall provide evidence of appropriated insurance coverage prior to beginning any of Tenant’s work. Occupancy of the Leased Premises by Tenant prior to the Commencement Date shall be subject to all the terms and provisions of this lease, excepting only those requiring the payment of rent.

III. TENANT ALLOWANCE

III.     Owner will pay to Tenant up to Twenty thousand dollars ($20,000.00), as a reimbursement for Tenant’s bona fide (and verified) construction expenses paid to parties not related to Tenant. Such payment will be due only upon (i) completion of all improvements to Owner’s satisfaction; (ii) Tenant’s delivery to Owner of a true copy of its Certificate of Occupancy (or similar governmental occupancy permit); (iii) Owner’s satisfaction that all bills have been paid to Tenant’s contractors, subcontractors and professionals; and (iv) Tenant’s commencement of business in the Leased Premises.

Owner:		Tenant:

Initial:	MALP	Initial:	BC

EXHIBIT A

The Oaks Shopping Center

229 Dowlen

1	1766	T
2a	1068	J
2b	1485	H
2c	1848	N
3a	1067	[illegible]
3b	2126	V
4a	1013	S
4b	1411	S
5	25,160	W
6a	4543	V
6b	2017	V
7	11,500	B
8a	500	H
9	3709	G
10	3185	M
11a	1710	V
11b	1120	G
12a	1815	Im
12b	1415	In
13a	1062	W
13b	3698	Co
14b	1062	Gr
15a	1427	Sp
15b	1427	Ea
249	1925	Ch
Pad	4000	Wa

15b
15a
14b
13b
13a
12b
12a
11b
11a
10
9
8a
Basic Food
7
6b
6a
World Gym
5
4b
4a
3b
3a
2c
2b
2a
1
Padsite
249
Calder Ave
Dowlen Road
Phelan Blvd
= Leased Premises

The Oaks Shopping Center

EXHIBIT B

BEING a 7.93 acre tract of land out of and a part of the Charles Williams League, Abstract No. 59 in Beaumont, Jefferson County, Texas, and being more fully described by metes and bounds as follows, to-wit:

BEGINNING at a concrete monument locating the intersection of the West right-of-way line of Dowlen Road and the North right-of-way line of Calder Road; said monument also locates the Southeast corner of the Cousins 25.136 acre tract;

THENCE North 00 degrees 45 minutes 03 seconds West with the West line of Dowlen Road, a distance of 31.45 feet to an iron stake locating the Beginning Point of a curve to the right whose central angle is 16 degrees 24 minutes 07 seconds and whose radius is 1200.02 feet;

THENCE in a Northeasterly direction with the arc of said curve an are distance of 343.53 feet to a concrete monument for corner; said monument locates the Southmost corner of the Jefferson Savings and Loan Tract and lies in the centerline of the now abandoned “V” Street;

THENCE North 00 degrees 45 minutes 03 seconds West with the West line of the Jefferson Savings and Loan tract and with the centerline of the now abandoned “V” Street, a distance of 519.55 feet to a concrete monument for corner in the South line of 100.00 foot right-of-way for Phelan Boulevard;

THENCE South 64 degrees 18 minutes 34 seconds West with said Sough line, a distance of 441.0 feet to a concrete monument for corner;

THENCE South 00 degrees 45 minutes 03 seconds East, 928.43 feet to a concrete monument for corner in an old fence line on the North line of Calder Road;

THENCE North 56 degrees 38 minutes 25 seconds East with an old fence line 416.71 feet to the PLACE OF BEGINNING, containing 7.93 acres of land, more or less.

NOTE: COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

August 27, 2015

Mr. David Doyle

Third Coast Bank, SSB

8235 Douglas Avenue, Suite 100

Dallas, Texas 75225

Re:

Shopping Center Lease Agreement dated March 20, 2009 by and between Third Coast Bank, SSB, as Tenant, and the Oaks Shopping Center Venture, LP, as Owner, for the lease of property located at 229 Dowlen Road, Suite C, Beaumont, Texas (the “Lease”)

Dear David,

This will confirm that Third Coast Bank timely exercised its renewal option, as such was provided for in the Lease, thereby extending the term of the Lease for an additional five (5) years expiring on May 31, 2019.

Sincerely,

/s/ M. A. Lan Phelan II

M. A. Lan Phelan II

for the Oaks Shopping Center Venture, LP

Amendment to Lease

THIS AMENDMENT TO LEASE, is entered into effective as of April 23, 2019, by and between Third Coast Bank, SSB (“Tenant”) and Oaks Shopping Center Venture, LP – a Texas limited partnership (“Owner”);

WHEREAS, the Owner and Tenant entered into that certain Shopping Center Lease Agreement originally dated January 29, 2009 (the “Lease”), for the lease of certain real estate at The Oaks Shopping Center, 229 Dowlen Road, Suite C, Beaumont, Jefferson County, Texas (the “Leased Premises”) and more particularly described in the Lease; and,

WHEREAS, Tenant exercised the first renewal option described in Section 1 of the Special Provisions Addendum of the Lease whereby the Lease was extended to May 31, 2019; and,

WHEREAS, the notice deadline for the second renewal option has expired but Owner and Tenant would like to extend the term of the Lease under mutually agreeable terms; and,

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, it is agreed by and between the parties that the Lease shall be hereby amended in the following manner and upon the terms and conditions hereinafter set forth:

1.    The second renewal option contained in Section 1 of the Special Provisions Addendum of the Lease has expired and is hereby deleted.

2.    The term of the Lease, as defined in Article 1.01 of the Lease, will be extended for an additional term of five (5) years. The Lease shall now expire on May 31, 2024.

3.    The monthly Minimum Guaranteed Rent, as defined in Article 2.01 (a) of the Lease, is currently the sum of Six Thousand Thirteen Dollars and Seventy-Eight /00 ($6,013.78) subject to further annual adjustments as stated in the Lease.

4.    Except as modified by this Agreement, the parties hereby acknowledge that all other terms and provisions of the Lease are hereby ratified and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the day and year first above written.

OWNER:

OAKS SHOPPING CENTER VENTURE, L.P.

By:	OSCV Company, L.L.C.
Its:	General Partner

	By:	/s/ M. A. Lan Phelan II
	Name:	M. A. Lan Phelan II
	Its:	Manager

TENANT:

THIRD COAST BANK, SSB

By:	/s/ Donald Legato
Name:	Donald Legato
Its: